UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date of Report (Date of earliest event reported): October 26, 2005


                                GTC Telecom Corp.
              _____________________________________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                  ___________________________________________
                 (State or other jurisdiction of incorporation)


         0-25703                                     88-0318246
__________________________                 ________________________________
 (Commission File Number)                  (IRS Employer Identification No.)



                          3151 Airway Ave., Suite P-3
                              Costa Mesa, CA 92626
              ______________________________________________________
              (Address of principal executive offices)   (Zip  Code)

Registrant's telephone number, including area code: (714) 549-7700


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

     On October 26, 2005, GTC Telecom Corp. (the "Registrant") concluded that its previously reported financial statements for the fiscal year ended June 30, 2004; the interim quarters ended September 30, 2004, December 31, 2004, and March 31, 2005; and the fiscal year ended June 30, 2005, contained mathematical errors. In preparing its financial statements for the quarter ended September 30, 2005, the Registrant discovered that an error in the consolidation process relating to the financial statements of the Registrant's foreign subsidiary, Perfexa Solutions Private Limited ("Perfexa"), resulted in the inadvertent elimination of certain of Perfexa's expenses. This resulted in an incorrect reduction in the Registrant's consolidated Selling, General & Administrative expenses, and a corresponding decrease in its Loss from Operations and Net Loss, for the effected periods.

     The Registrant's authorized officers have discussed the matters disclosed in this filing with the Registrant's independent accountants. It is anticipated that restated financials statements for the effected periods will be filed with the Securities and Exchange Commission shortly.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     November  1,  2005      GTC  TELECOM  CORP.



                                   By:/s/ S. Paul Sandhu
                                   S.  Paul  Sandhu
                                   Chief  Executive  Officer